Intellinetics, Inc. Reports First Quarter Results

Total Quarter Revenues $515,385

COLUMBUS, OH – (May 15, 2019) – Intellinetics, Inc. (OTCQB: INLX), a cloud-based document solutions provider, announced its financial results for the three months ended March 31, 2019.

2019 First Quarter Financial Highlights

●	Total Revenues decreased 2% from Q1 2018.
●	Software as a Service Revenue increased 13% from Q1 2018.
●	Net Loss increased 5% from Q1 2018.
●	Adjusted EBITDA Loss decreased of 5% from Q1 2018.

Summary – 2019 First Quarter Results

Revenues for the three months ended March 31, 2019 were $515,385 as compared with $525,374 for the same period in 2018. Intellinetics reported a net loss of $669,853 and $638,510 for the three months ended March 31, 2019 and 2018, respectively, representing an increase in net loss of $31,343. Net loss per share for the three months ended March 31, 2019 and 2018 was ($0.04).

2019 Highlights

●	Our commitment to the Human Services Provider market continued with the launch of our advanced Incident Case Management System, which vastly enhanced compliance and organization transparency regarding the status of incidents, enabling our customers to make better decisions in providing service to their consumers.
●	Our continued investment in enhancing the security of our platform for all users, as well as help our customers improved their systems through strategic collaboration.

James F. DeSocio, President & CEO of Intellinetics, stated, “We’ve discussed our direction and strategies in recent earnings and press releases, as well as at the 2019 Taglich Brothers investors conference in New York at the end of April, and I am more convinced than ever that this is the correct course. Our new direction and focus will work because we’re becoming recognized as experts in the Human Service Provider, state and local government, and education markets we are serving, as well as delivering solutions that solve specific problems these organizations face. We have wins to support this conclusion, including a recent order for $174,000, among other, smaller successes.”

“We had a tough revenue quarter in Q1, which was the result of our transition away from on-premise software towards more software-as-a-service, and the nature of revenue recognition. We are turning around this business with the focus on key markets and new solutions. There is still a lot of work ahead of us, but I am more than encouraged by the market responsiveness. We have great initiatives that are addressing specifics needs,” DeSocio concluded.

About Intellinetics, Inc.

Intellinetics, Inc., located in Columbus, Ohio, is a cloud-based content services software provider. Its IntelliCloud™ suite of solutions serve a mission-critical role for organizations in highly regulated, risk and compliance-intensive markets in Healthcare, K-12, Public Safety, Public Sector, Risk Management, Financial Services and beyond. IntelliCloud solutions make content secure, compliant, and process-ready to drive innovation, efficiencies and growth. For additional information, please visit www.intellinetics.com.

Cautionary Statement

Statements in this press release which are not purely historical, including statements regarding future business and new revenues associated with any industry, initiative, or service; Intellinetics’ future revenues, revenue consistency, growth and long-term value, including in 2019; growth of software as a service revenue; market penetration; execution of Intellinetics’ business plan, strategy, direction and focus; and other intentions, beliefs, expectations, representations, projections, plans or strategies regarding future growth, financial results, and other future events are forward-looking statements. The forward-looking statements involve risks and uncertainties including, but not limited to, the risks associated with the effect of changing economic conditions, trends in the products markets, variations in Intellinetics’ cash flow or adequacy of capital resources, market acceptance risks, the success of Intellinetics’ channel partners and distribution partners, technical development risks, and other risks, uncertainties and other factors discussed from time to time in its reports filed with or furnished to the Securities and Exchange Commission, including in Intellinetics’ most recent annual report on Form 10-K as well as subsequently filed reports on Form 10-Q and Form 8-K. Intellinetics cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Intellinetics disclaims any obligation and does not undertake to update or revise any forward-looking statements in this press release. Expanded and historical information is made available to the public by Intellinetics on its website at www.intellinetics.com or at www.sec.gov.

CONTACT:

Joe Spain, CFO

Intellinetics, Inc.

614.921.8170 investors@intellinetics.com

Non-GAAP Financial Measure

Intellinetics uses non-GAAP Adjusted EBITDA as a supplemental measure of our performance that is not required by, or presented in accordance with, accounting principles generally accepted in the United States (GAAP).

A non-GAAP financial measure is a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different from the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of a company. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income, operating income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or a measure of our liquidity. Intellinetics urges investors to review the reconciliation of non-GAAP Adjusted EBITDA to the comparable GAAP Net Loss, which is included in this press release, and not to rely on any single financial measure to evaluate Intellinetics’ financial performance.

We believe that Adjusted EBITDA is a useful performance measure and is used by us to facilitate a comparison of our operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone. We define “Adjusted EBITDA” as earnings before interest expense, any income taxes, depreciation and amortization expense, and other non-cash expenses such as share-based compensation, note conversion warrant expense and other financing related transaction costs.

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended March 31,
	2019	2018
Net loss - GAAP	$(669,853)	$(638,510)
Interest expense, net	233,147	208,984
Depreciation and amortization	1,908	2,194
Share-based compensation	143,624	119,588
Adjusted EBITDA	$(291,174)	$(307,744)

INTELLINETICS, INC. and SUBSIDIARY

Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended March 31,
	2019	2018

Revenues:
Sale of software	$1,750	$40,994
Software as a service	199,183	176,600
Software maintenance services	252,636	243,568
Professional services	51,667	58,951
Third Party services	10,149	5,261

Total revenues	515,385	525,374

Cost of revenues:
Sale of software	1,846	17,861
Software as a service	67,689	77,093
Software maintenance services	29,378	25,536
Professional services	33,506	16,825
Third Party services	10,046	10,245

Total cost of revenues	142,465	147,560

Gross profit	372,920	377,814

Operating expenses:
General and administrative	538,961	543,437
Sales and marketing	268,757	261,709
Depreciation	1,908	2,194

Total operating expenses	809,626	807,340

Loss from operations	(436,706)	(429,526)

Other income (expense)
Interest expense, net	(233,147)	(208,984)
Total other income (expense)	(233,147)	(208,984)

Net loss	$(669,853)	$(638,510)

Basic and diluted net loss per share:	$(0.04)	$(0.04)

Weighted average number of common shares outstanding - basic and diluted	18,480,189	17,719,220

INTELLINETICS, INC. and SUBSIDIARY

Condensed Consolidated Balance Sheets

	(Unaudited)
	March 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash	$788,952	$1,088,630
Accounts receivable, net	149,718	135,739
Prepaid expenses and other current assets	125,124	162,495
Total current assets	1,063,794	1,386,864

Property and equipment, net	7,222	9,131
Right of use asset	128,221	-
Other assets	10,284	10,284
Total assets	$1,209,521	$1,406,279

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$366,611	$308,121
Lease liability - current	32,285	-
Deferred revenues	651,861	723,619
Deferred compensation	154,089	165,166
Notes payable - related party - current	35,552	46,807
Total current liabilities	1,240,398	1,243,713

Long-term liabilities:
Notes payable	3,193,685	3,144,926
Notes payable - related party - net of current portion	1,060,820	1,045,937
Lease liability - net of current portion	100,715	-
Other long-term liabilities	670,724	502,295
Total long-term liabilities	5,025,944	4,693,158

Total liabilities	6,266,342	5,936,871

Stockholders’ deficit:
Common stock, $0.001 par value, 75,000,000 shares authorized; 18,524,878 and 17,729,421 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively	31,528	30,733
Additional paid-in capital	14,244,289	14,101,460
Accumulated deficit	(19,332,638)	(18,662,785)
Total stockholders’ deficit	(5,056,821)	(4,530,592)
Total liabilities and stockholders’ deficit	$1,209,521	$1,406,279

INTELLINETICS, INC. and SUBSIDIARY

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Three Months Ended March 31,
	2019	2018

Cash flows from operating activities:
Net loss	$(669,853)	$(638,510)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,909	2,194
Bad debt expense	2,661	(5,878)
Amortization of deferred financing costs	45,963	62,216
Amortization of beneficial conversion option	17,679	64,238
Amortization of right of use asset	10,328	-
Stock issued for services	87,500	57,500
Stock options compensation	56,124	62,088
Changes in operating assets and liabilities:
Accounts receivable	(16,640)	90,562
Prepaid expenses and other current assets	37,371	(19,302)
Right of use asset	(138,549)	-
Accounts payable and accrued expenses	58,490	(27,044)
Lease liability, current and long-term	133,000	-
Deferred compensation	(11,077)	(11,077)
Other long-term liabilities	168,429	60,634
Deferred interest expense	-	-
Deferred revenues	(71,758)	(103,377)
Total adjustments	381,430	232,754
Net cash used in operating activities	(288,423)	(405,756)

Cash flows from financing activities:
Repayment of notes payable - related parties	(11,255)	(10,077)
Net cash used in/provided by financing activities	(11,255)	(10,077)

Net increase (decrease) in cash	(299,678)	(415,833)
Cash - beginning of period	1,088,630	1,125,921
Cash - end of period	$788,952	$710,088

Supplemental disclosure of cash flow information:
Cash paid during the period for interest and taxes	$2,652	$24,688